Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

GDS Holdings Limited:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the registration statement.

/s/ KPMG Huazhen LLP
Shanghai, China
January 23, 2018